UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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(Name of Registrant as Specified In Its Charter)

ATP Oil & Gas Corporation

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Notice of Annual Meeting

Of Stockholders and

Proxy Statement

June 14, 2006

At the offices of

ATP Oil & Gas Corporation

4600 Post Oak Place, Suite 203

Houston, Texas 77027

ATP Oil & Gas Corporation

4600 Post Oak Place, Suite 200

Houston, Texas 77027

Notice of Annual Meeting of Shareholders

To Be Held June 14, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of ATP Oil & Gas Corporation, a Texas corporation (“ATP”), which will be held on June 14, 2006 at 10:30 a.m., Central Time, at the offices of ATP, 4600 Post Oak Place, Suite 203, Houston, Texas 77027. The Annual Meeting will be held for the following purposes:

1.	To elect three directors to serve until the 2009 Annual Meeting of Shareholders, one director to serve until the 2008 Annual Meeting of Shareholders, and one director to serve until the 2007 Annual Meeting of Shareholders.

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of ATP for the fiscal year ending December 31, 2006.

3.	To transact any other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

The close of business on April 17, 2006 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. If you were a shareholder at the close of business on April 17, 2006, you are entitled to vote at the meeting.

Whether or not you plan to attend the Annual Meeting, we ask that you sign and return the enclosed proxy as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting, you may withdraw any previously given proxy and vote your shares in person.

By Order of the Board of Directors,

ISABEL M. PLUME

Corporate Secretary

May 1, 2006

ATP Oil & Gas Corporation

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(713) 622-3311

Proxy Statement

For

Annual Meeting of Shareholders

To Be Held June 14, 2006

Solicitation and Revocability of Proxies

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of ATP Oil & Gas Corporation, a Texas corporation (“ATP”), for use at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 14, 2006 at 10:30 a.m., Central Time, at the offices of ATP, 4600 Post Oak Place, Suite 203, Houston, Texas 77027, or at any adjournment(s) or postponement(s) thereof. The solicitation of proxies by the Board will be conducted primarily by mail. We have retained American Stock Transfer & Trust Company (“AST”) to assist ATP in the solicitation of proxies in connection with the Annual Meeting, as part of AST’s services as ATP’s transfer agent. ATP pays $1,100 per month for AST’s services, plus out-of-pocket expenses for the proxy mailing, which we expect will be approximately $18,400. In addition, officers, directors and employees of ATP may solicit proxies personally or by telephone, email, telegram or other forms of wire or facsimile communication. ATP will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock (the “Common Stock”) of ATP. The costs of the solicitation will be borne by ATP. This proxy statement and the enclosed proxy card were first mailed to shareholders of ATP on or about May 1, 2006.

If your shares are registered directly in your name with American Stock Transfer & Trust Company, our transfer agent, you are considered a shareholder of record. As a shareholder of record at the close of business on April 17, 2006 (the record date), you can vote in person at the Annual Meeting or you can provide a proxy to be voted at the meeting by signing and returning the enclosed proxy card. If you submit a proxy card, we will vote your shares as you direct. If you submit a proxy card without giving specific voting instructions, those shares will be voted as recommended by the Board. If your shares are held in a stock brokerage account or other nominee, you are considered the beneficial owner of those shares, and your shares are held in “street name.” If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the Nasdaq Stock Market, Inc. (“NASDAQ”).

The enclosed proxy card, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Corporate Secretary of ATP, or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

At the close of business on April 17, 2006, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 29,622,931 shares of Common Stock, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of ATP entitled to notice of and to vote at the Annual Meeting.

ATP’s annual report to shareholders for the year ended December 31, 2005, including financial statements, is being mailed with this proxy statement to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of this proxy soliciting material.

Item 1 on Proxy Card: Election of Directors

ATP’s Bylaws provide for a classified Board, divided into Classes I, II and III. The terms of office are staggered three-year terms, which are currently scheduled to expire on the dates of ATP’s Annual Meetings of Shareholders in 2006 (Class III), in 2007 (Class I) and in 2008 (Class II). In accordance with ATP’s Bylaws and Director Nominations Process, on February 1, 2006, ATP’s Board voted unanimously to expand the Board from six to nine members, with one new director position in each of ATP’s three classes of Board members. Thus, at the 2006 Annual Meeting of Shareholders, three nominees are to be elected to Class III for a three-year term expiring at ATP’s Annual Meeting of Shareholders in 2009. The Board’s nominees for the three Class III Directors to be elected at the 2006 Annual Meeting are the incumbent directors Mr. Arthur H. Dilly, Director of ATP since 2001, Mr. Robert C. Thomas, Director of ATP since 2001, and Mr. Burt A. Adams, Director of ATP since April 2006.

The Board elected Mr. George R. Edwards to the Board in April 2006 to fill the Class II position created by the expansion of the Board. This new Class II position comes up for re-election at the 2006 Annual Meeting of Shareholders, and the Board nominates Mr. Edwards for re-election by the shareholders. Additionally, a new Class I position was created by the expansion of the Board. The Board nominates Mr. Robert J. Karow for election by the shareholders at the 2006 Annual Meeting of Shareholders to fill this position. The biographical information for all directors and director nominees is set forth below.

A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director at the Annual Meeting. Accordingly, abstentions and broker non-votes would have no effect on the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. Shareholders may not cumulate their votes in the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted FOR the election of the nominees listed below. Although the Board does not contemplate that any of the nominees will be unwilling or unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board.

The Board recommends voting “For” the election of each of the director nominees.

The following table sets forth information regarding the names, ages and principal occupations of the nominees and other directors, directorships in other companies held by them and the length of continuous service as a director of ATP:

Nominees for Election at the Annual Meeting

Class III Director Nominees	Principal Occupation and Directorships	Director Since	Age
Arthur H. Dilly	Director of ATP since 2001; Executive Secretary Emeritus, Board of Regents of the University of Texas System; Chairman and Chief Executive Officer, Austin Geriatrics Center.	2001	76

Robert C. Thomas	Director of ATP since 2001; Former Chairman and CEO of Tenneco Gas; Former Chairman of the Board, The Sarkeys Energy Center of the University of Oklahoma; Former Director, PetroCorp Incorporated and Marine Drilling Companies, Inc.; Former Advisory Director, Pride International, Inc.	2001	77

Burt A. Adams	Director of ATP since April, 2006; President and CEO of Oil & Gas Rental Services, Inc.; Chairman, Offshore Energy Center, Ocean Star Museum, Galveston, Texas; Executive Committee, National Ocean Industries Association (NOIA).	2006	44
Class I Director Nominee	Principal Occupation and Directorships	Director Since	Age
Robert J. Karow	Former President of IPE International and Manager, Oleoducto de Crudos Pesados Ecuador; Lt. Col. USMCR (Ret.).	—	60

Class II Director Nominee	Principal Occupation and Directorships	Director Since	Age
George R. Edwards	Director of ATP since April, 2006; Formerly Of Counsel to the law firm Kissner & Sandvig P.C. 1970-2004; Board Certified in Oil, Gas & Mineral Law.	2006	80

	Continuing Directors
Class I Directors	Principal Occupation and Directorships	Director Since	Age
T. Paul Bulmahn	President and Chairman of ATP.	1991	62

Gerard J. Swonke	Director of ATP since 1996; Of Counsel to the McConn Law Firm.	1996	61

Class II Directors	Principal Occupation and Directorships	Director Since	Age
Chris A. Brisack	Director of ATP since 2002 and between the years 1991 and 1995; Director of ATP Energy, Inc. since 1995; Federal Immigration Judge since May, 2005; Formerly Of Counsel to the law firm of Rodriguez, Colvin, Chaney & Saenz, LLP and a partner with the law firm of Norquest & Brisack, LLP.	2002	47

Walter Wendlandt	Director of ATP since 2001; Former Director, Railroad Commission of Texas (18 years); Sole practitioner, Attorney at Law.	2001	76

Each of the nominees and directors named above has been engaged in the principal occupation set forth opposite his name for the past five years, except as set forth in the following biographies:

Arthur H. Dilly (BA with honors, MA) has served as a Director since January 2001. From 1981 to 1998, Mr. Dilly served as Executive Secretary of the Board of Regents of the University of Texas System. He currently serves as Chairman and Chief Executive Officer of Austin Geriatrics Center, Inc., a nonprofit corporation providing housing and support services for the low-income elderly, a post he has held since 1990. He has served as Vice Chairman of the Board of Directors of the Shivers Cancer Foundation, a nonprofit organization providing patient support services and education, since 1998. From 1978 to 1981, he was Executive Director for Development, The University of Texas System.

Robert C. Thomas (BS—Geological Engineering) has served as a Director since January 2001. Mr. Thomas was a member of the Board of The Sarkeys Energy Center of the University of Oklahoma until November, 2005 and from 1994 until January 1, 2004, he served as its Chairman. From 1994 through May 2004, Mr. Thomas served as a Senior Associate with Cambridge Energy Research Associates, an international energy consulting firm. Additionally, between 1998 and 2001, he served as Vice Chairman of the Gas Research Institute Advisory Council (now Gas Technology Institute). In 1994, Mr. Thomas stepped down as Chairman and Chief Executive Officer of Tenneco Gas when he reached mandatory retirement age after thirty-eight years with Tenneco beginning in 1956. He was elected President of Tenneco Gas in 1983 and Chairman and Chief Executive Officer in 1990. He was with Tenneco’s domestic exploration and production operations until 1970, when he was elected Vice President of Tenneco Oil Company’s Canadian subsidiary with responsibility for all engineering, drilling, processing plant and production operations. Mr. Thomas was a member of the Board of Directors of PetroCorp Incorporated from 1997 to January 30, 2004, a member of the Board of Directors of Marine Drilling Companies, Inc. from 1998 to 2001, and an Advisory Director of Pride International, Inc. from 2001 to 2003. Additionally, he has served on the Board of Governors of The Houston Forum and on the Board of Directors of Houston Hospice. He currently serves on the Board of Directors of the YMCA of the Greater Houston Area and the Houston Hospice & Palliative Care System, and has served for over 10 years on each of the following Boards of Directors: The Interstate Natural Gas Association of America, the American Gas Association, Gas Research Institute, and the Institute of Gas Technology. From 1989 to 1994, he was a member of the National Petroleum Council and served as a Vice President of the International Association of LNG Importers headquartered in Paris.

Burt A. Adams (BS—Civil Engineering, MBA) has served as a Director since April, 2006. Mr. Adams is the President & CEO of Oil & Gas Rental Services, Inc., a rental equipment supplier to the oil and gas industry. He additionally serves as Chairman of the Offshore Energy Center, Ocean Star Museum, Galveston, Texas. Mr. Adams also serves on the Executive Committee of the National Ocean Industries Association. Upon obtaining his Masters degree in Business Administration at Harvard University in 1988, Mr. Adams began working for Hydril Company in Houston, Texas. In 1996, he left Hydril to assume his present capacity with Oil & Gas Rental Services, Inc. He is an active member of the Society of Petroleum Engineers, American Petroleum Institute, and the American Association of Drilling Engineers.

T. Paul Bulmahn (BA, JD, MBA) has served as ATP’s Chairman and President since he founded ATP in 1991. He presently serves as a Director on the Board of Valparaiso University, his alma mater, with membership on its Public Relations Committee, and serves on the Business Advisory Board of Texas State University, also an alma mater, which named him Distinguished Alumnus in 2000. In June 2000, Mr. Bulmahn was selected Entrepreneur of The Year 2000 in Energy & Energy Services by Ernst & Young LLP. In 1991, he was elected Chairman, Houston Bar Association Oil, Gas and Mineral Law Section, and in 1992 he was elected to serve for a three-year term on the Oil & Gas Council of the State Bar of Texas. From 1988 to 1991, Mr. Bulmahn served as President and Director of Harbert Oil & Gas Corporation. From 1984 to 1988, Mr. Bulmahn served as Vice President, General Counsel of Plumb Oil Company. From 1978 to 1984, Mr. Bulmahn served as counsel for Tenneco’s interstate gas pipelines and as regulatory counsel in Washington, D.C. From 1973 to 1978, Mr. Bulmahn served the Railroad Commission of Texas, the Public Utility Commission and the Interstate Commerce Commission as an administrative law judge. He has chaired various oil and gas industry seminars, including “Marginal Offshore Field Development” in 1996 and the “Upstream Oil and Gas E-Business Conference” in 2000, and has been a faculty lecturer in natural gas regulations. In February 2005, Mr. Bulmahn was the keynote speaker at the Energy Forum in Houston, Texas.

Gerard J. Swonke (BA—Economics, JD) has served as a Director since 1996. In November of 2001, he joined the law firm of McConn & Williams, L.L.P. (now the McConn Law Firm) as Of Counsel. Between 1985 and 2001, he was Of Counsel to the law firm of Greenberg, Peden, Siegmeyer & Oshman, P.C. With both firms, he engaged in representing domestic and international oil and gas clients in contract drafting and negotiations, including in Indonesia, Africa and the North Sea. From 1975 to 1985, he was Counsel for Aminoil, Inc. with responsibility for onshore and offshore matters. From 1967 to 1974, when he received his law degree, he was Controller for Automated Systems Corporation with responsibility for corporate accounting and preparation of financial statements and corporate tax returns.

Robert J. Karow (B.S., J.D.) is the former President of IPE International, a South American pipeline engineering firm involved in the recapitalization of the petroleum industry in Bolivia and the design and construction management of the Cuiaba Pipeline (1998 to 2000). From 2001 to 2005 he was a Manager of Oleoducto de Crudos Pesados Ecuador, the company responsible for the construction and operation of a heavy oil pipeline extending from the Amazon Basin across the Andes Mountains to the Pacific coast of Ecuador. From 1990 to 1998 he was Project Development Consultant for ENEL Power in South America, assisting in the development of gas transmission systems, and earlier evaluated port locations and facilities in the United States for LPG delivery. Prior to that time he was Corporate Counsel for Tenneco from 1980 to 1989 and Contract Specialist for ARAMCO Services Corporation from 1978 to 1980. He was a helicopter pilot in Vietnam, served for many years in the Marine Corps Reserves, and retired from the U.S. Marines in 2005 with the rank of Lieutenant Colonel.

Chris A. Brisack (BS cum laude, JD) served as a Director of ATP from 1991 until 1995, was re-elected to the Board of Directors in 2002 and has continued to serve as a Director since that time. Additionally, he has served as a Director of ATP Energy, Inc. since its creation in May, 1995. Mr. Brisack is an Immigration Judge serving in Houston, Texas since May of 2005. Prior to this, he was Of Counsel to the law firm of Rodriguez, Colvin, Chaney & Saenz, LLP, and was a partner in the law firm of Norquest & Brisack, LLP from 1995 through 2004. In 2000, he was appointed by then Governor George W. Bush and served on the Texas State

Library & Archives Commission until March, 2006. For seven years, he was Chairman of Special Olympics (Rio Grande Valley) and for two years he chaired Leadership Edinburg. He was elected three times as Chairman of the Hidalgo County Republican Party. After finishing law school, he served as law clerk to United States District Court Judge Ricardo Hinojosa in the Southern District of Texas. Former Governor Bush twice named Mr. Brisack to the Honorary Inaugural Committee.

Walter Wendlandt (BS—Mechanical Engineering, JD) has served as a Director since January 2001. He was Director, Railroad Commission of Texas for a total of eighteen years during the period from 1961 to 1985. Mr. Wendlandt has been a sole practitioner of law since 1984. He served as a Trustee of the Augustana Annuity Trust from 1964 to 1992, a Director of the Georgetown Railroad from 1979 to 1982, and Director of Lamar Savings Association in 1989. He additionally has served as President, National Conference of State Transportation Specialists; Chairman, State Bar Committee on Public Utilities Law; and was a member for six years of the Technical Pipeline Safety Standards Committee of the U.S. Department of Transportation.

George R. Edwards (J.D.) has served as a Director since April, 2006. From 1970 to 2004, Mr. Edwards was Of Counsel to the law firm of Kissner & Sandvig P.C. and he is Board Certified in Oil, Gas & Mineral Law. From 1975 to 1980, he served as Director of the Brazosport Bank of Texas; from 1963 to 1965, Mr. Edwards was a Director of the Texas Reserve Life Insurance Company. After completing his law degree at Baylor University he was a sole practitioner until 1968. Employed by Columbia Financial from 1968 to 1970, he was active in venture capital and real estate financing. He is licensed to practice before the U.S. Supreme Court and U.S. Tax Court, is a past director of the College of the State Bar of Texas, is a licensed real estate broker, served in the U.S. Air Force attaining the rank of Captain, and is a commercial multi-engine instrument-rated pilot.

The Board has determined that, with the exception of Mr. Bulmahn, all of the foregoing directors and nominees for director are independent, as defined by the NASDAQ.

Item 2 on Proxy Card: Ratification of Appointment of Independent Auditors

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP as independent auditors of ATP for the fiscal year ending December 31, 2006, and the Board recommends ratification by the shareholders of such appointment.

Ratification of the appointment of independent auditors requires the affirmative vote of a majority of the votes entitled to be cast by holders of shares of Common Stock who are represented in person or by proxy at the Annual Meeting. Accordingly, an abstention or a broker non-vote would have the same legal effect as a vote against this proposal.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the appointment of Deloitte & Touche LLP as independent auditors.

If the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors. The Audit Committee may terminate the appointment of Deloitte & Touche LLP as ATP’s independent auditors without the approval of the shareholders of ATP whenever the Audit Committee deems such termination necessary or appropriate. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

The Board recommends a vote “For” the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

Fees paid by ATP for audit and other services provided by Deloitte & Touche LLP (“Deloitte”) for the fiscal years ended December 31, 2004 and December 31, 2005, were as follows:

Category of Fees	2004	2005
Audit Fees	$1,007,983	$1,172,060
Audit-Related Fees	$5,000	$10,675
Tax Fees	$25,000	$58,500
All Other Fees	$0	$17,200
TOTALS	$1,037,983	$1,258,435

Audit Fees.    Audit fees for services provided by Deloitte with respect to the fiscal years ended December 31, 2004 and December 31, 2005 were $1,007,983, and $1,172,060, respectively. Audit fees in 2004 consisted of the audit and quarterly reviews of the financial statements. Audit fees in 2004 also included $490,952 related to the attestation of management’s assessment of internal controls, as required by the Sarbanes-Oxley Act of 2002, Section 404. A review of ATP’s registration statement on Form S-3, which was filed on December 27, 2004, and amended on February 11, 2005 is also included in 2004 Audit fees. Audit fees in 2005 consisted of the audit and quarterly reviews of the financial statements, as well as the related attestation of management’s assessment of internal controls, as required by the Sarbanes-Oxley Act of 2002, Section 404.

Audit-Related Fees.    Audit-related fees for services provided by Deloitte for the fiscal years ended December 31, 2004 and December 31, 2005, were $5,000 and $10,675, respectively. Audit-related fees in 2004 included consultation on financial accounting considerations associated with ATP’s term loan credit facility. Audit-related fees in 2005 consisted primarily of consultation on financial accounting considerations associated with ATP’s preferred stock issuance.

Tax Fees.    Tax fees for services provided by Deloitte for the fiscal years ended December 31, 2004 and December 31, 2005 were $25,000, and $58,500, respectively. Tax fees include professional services provided for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit.

All Other Fees.    No other fees for professional services were paid to Deloitte with respect to the fiscal year ended December 31, 2004. With respect to the fiscal year ended December 31, 2005, ATP paid $17,200 in fees to Deloitte for access to a proprietary database containing oil and gas operational information for the North Sea.

The Audit Committee considered the non-audit services provided by Deloitte during the referenced years and determined that the services provided are compatible with maintaining Deloitte’s independence.

The Audit Committee is responsible for pre-approving all audit services and all permitted non-audit services, including tax services, to be performed by the independent auditors for ATP. All fees were pre-approved by the Audit Committee in 2004 and 2005.

Information Regarding Change of Independent Auditors.    The Audit Committee annually considers and appoints ATP’s independent auditors. On April 16, 2004, the Audit Committee dismissed KPMG LLP (“KPMG”) as ATP’s independent auditors upon completion of services for the fiscal year ending December 31, 2003. KPMG served as ATP’s independent auditor from 1997 through completion of services for the fiscal year ending December 31, 2003. The Audit Committee voted on April 19, 2004 to engage Deloitte to serve as ATP’s independent auditors for the fiscal year ending December 31, 2004. The appointment of Deloitte for that year was ratified by ATP’s shareholders at the 2004 Annual Meeting.

KPMG’s audit reports on ATP’s consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s audit reports on the consolidated financial statements of ATP as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating that “As discussed in Note 3 to the financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations, and effective January 1, 2001, the Company changed its method of accounting for derivative financial instruments.” These changes were made and this explanatory language was included pursuant to the required adoption on January 1, 2003 of Statement of Financial Accounting Standard (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations”, and the required adoption on January 1, 2001 of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.

During fiscal years 2002 and 2003, and through April 16, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on ATP’s consolidated financial statements for such years; and ATP did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on ATP’s consolidated financial statements prior to engaging Deloitte to perform audit services.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding beneficial ownership of our Common Stock as of April 4, 2006, by:

•	each known beneficial owner of more than 5% of ATP’s Common Stock;

•	each of ATP’s directors and nominees for director;

•	the persons named in the 2005 Summary Compensation Table; and

•	all of ATP’s current executive officers, directors and director nominees as a group.

Unless otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. As of April 4, 2006, 29,490,231 shares of Common Stock were issued and outstanding. The address of each person in the table is the address of ATP, unless otherwise indicated. The number of shares beneficially owned by a person includes shares that are subject to stock options that are exercisable within 60 days of April 4, 2006, and restricted shares held by such person. The shares are also deemed outstanding for the purpose of computing their percentage ownership. These shares are not outstanding for the purpose of computing the percentage of ownership of any other person.

Beneficial Owner	Shares Beneficially Owned	Percentage of Beneficial Ownership
T. Paul Bulmahn (6)	7,682,949	26.05%
Gerald W. Schlief (6)	1,573,055	5.33%
Albert L. Reese, Jr. (6)	370,370	1.25%
Leland Tate (1) (6)	122,960	*
Keith R. Godwin (1) (6)	59,181	*
John E. Tschirhart (1) (6)	36,522	*
Arthur H. Dilly (7)	11,300	*
Gerard J. Swonke (7)	6,300	*
Robert C. Thomas (7)	21,300	*
Walter Wendlandt (7)	35,135	*
Chris A. Brisack (2) (7)	11,300	*

Beneficial Owner	Shares Beneficially Owned	Percentage of Beneficial Ownership
Burt A. Adams	0	*
Robert J. Karow	4,530	*
George R. Edwards	700	*
All executive officers, Directors and Director nominees as a group, 14 persons (3)	9,934,297	33.49%
Anchorage Capital Master Offshore, Ltd. (4)	1,759,748	5.97%
Anchorage Advisors, L.L.C. (4)	**	**
Anchorage Advisors Management, L.L.C. (4)	**	**
Anthony L. Davis (4)	**	**
Kevin M. Ulrich (4)	**	**
Touradji Capital Management, LP (5)	2,400,363	8.14%
Touradji Global Resources Master Fund, Ltd. (5)	***	***
Paul Touradji (5)	***	***

*	Indicates less than 1 percent of the outstanding Common Stock
**	See footnote (4)
***	See footnote (5)
(1)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of April 4, 2006 pursuant to stock options awarded under our stock plans: Leland Tate: 100,000 shares; John E. Tschirhart: 25,000 shares; and Keith R. Godwin: 45,000 shares.
(2)	Includes options to purchase 5,000 shares pursuant to vested stock options granted to non-employee directors at the time each became a director.
(3)	Includes 175,000 shares that may be acquired through the exercise of stock options within 60 days of April 4, 2006.
(4)	This information is based on the Schedule 13G filed with the Securities and Exchange Commission (“SEC”) by Anchorage Capital Master Offshore Ltd. (“Anchorage Offshore”), Anchorage Advisors, L.L.C. (“Advisors”), Anchorage Advisors Management, L.L.C. (“Management”), Anthony L. Davis (“Mr. Davis”), and Kevin M. Ulrich (“Mr. Ulrich”) on March 20, 2006 reflecting their ownership as of March 9, 2006. The Schedule 13G relates to shares held for the account of Anchorage Offshore, for which Advisors is the investment advisor. Management is the sole member of Advisors. Mr. Davis is President of Advisors and a managing member of Management and Mr. Ulrich is CEO of Advisors and the other managing member of Management. The address for each of the above listed entities and persons is 610 Broadway, 6th floor, New York, NY 10012. Each of the above listed entities and persons may be deemed to be the beneficial owner of 1,759,748 shares of Common Stock, which consists of 1,409,415 shares of Common Stock and 350,333 shares of Common Stock issuable upon the exercise of warrants held by the beneficial owners.
(5)	This information is based on the Schedule 13G/A filed with the SEC by Touradji Capital Management, LP (“TCM”), Touradji Global Resources Master Fund, Ltd. (“TGR”) and Paul Touradji on April 11, 2006 reflecting their shared beneficial ownership as of April 3, 2006. Each of TCM’s and Mr. Touradji’s beneficial ownership of Common Stock consists of shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of 2,400,363 shares. TGR’s beneficial ownership consists of shared power to vote or direct the vote of, and shared power to dispose or direct the disposition of 2,121,626 shares of common stock. The address of TCM and Mr. Touradji is 101 Park Avenue, 48th floor, New York, NY 10178. The address of TGR is c/o Spectrum Global Fund Administration (Cayman), Anchorage Center, Second Floor, P.O. Box 10243 APO, Grand Cayman, Cayman Islands, BWI.
(6)	Includes beneficial ownership of the following numbers of restricted shares of Common Stock: T. Paul Bulmahn: 130,000 shares; Gerald W. Schlief: 22,622 shares; Albert L. Reese: 15,194 shares; Leland Tate: 22,960 shares; Keith R. Godwin: 14,181 shares; and John E. Tschirhart: 11,522 shares.
(7)	Includes beneficial ownership of 6300 shares of restricted Common Stock.

Information about our Board of Directors and Committees

ATP’s Board held ten meetings during 2005. Each director attended at least 75% of the aggregate total meetings of the Board and the committees on which such director served during his tenure of service. ATP encourages its directors to attend each annual shareholders meeting. A majority of the directors attended the 2005 Annual Meeting of Shareholders.

Mr. Adams is President of Oil & Gas Rental Services, Inc. (“Oil & Gas Rental”), a rental equipment supplier to the oil and gas industry. In the ordinary course of business, from time to time, ATP rents oilfield goods, equipment and obtains related services from Oil & Gas Rental. ATP’s payments to Oil & Gas Rental over their last three fiscal years constitute less than 1.5% of their total revenues in each of such fiscal years. We believe that all negotiations with Oil & Gas Rental have been on an arms-length basis and in the ordinary course of business. ATP will continue to monitor its business relationship with Oil & Gas Rental in accordance with applicable rules of the SEC and the NASDAQ.

Audit Committee.    The Audit Committee currently consists of Messrs. Swonke, Thomas and Wendlandt. The Audit Committee is governed by a restated charter that was adopted by the Board on March 28, 2004 and attached as Annex A to ATP’s 2004 proxy statement. The primary duties of the Audit Committee are to:

1.	Oversee the quality, integrity and reliability of the financial reporting process, including review of financial reports and other financial information provided by ATP to the public;

2.	Be directly responsible for the selection, appointment, compensation, retention and oversight of ATP’s independent auditor;

3.	Oversee the performance of ATP’s independent auditor and any internal audit function that may be utilized in the future;

4.	Monitor ATP’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

5.	Perform such other functions as the Board may assign to the Committee from time to time, or as may be required by applicable laws, rules or regulations.

During 2005, the Audit Committee held five meetings, including quarterly meetings in connection with the preparation and filing of each of ATP’s annual and quarterly reports on Forms 10-K and 10-Q for the applicable periods.

The Board has affirmatively determined that each of the members of the Audit Committee is independent as defined under the listing standards of NASDAQ. Each of the current members of the Audit Committee is able to read and understand fundamental financial statements. Pursuant to applicable rules of NASDAQ, at least one member has past employment experience in accounting or other comparable experience, creating “financial sophistication”. Further, the Board has determined that Mr. Swonke, who is an independent director, qualifies as the Audit Committee “financial expert” as defined in the rules of the Securities and Exchange Commission.

The charter of the Audit Committee provides that the Committee is responsible for pre-approving all audit services and all permitted audit-related services, tax services and other non-audit services to be performed by ATP’s independent auditor. Authority has been delegated to the Chair of the Committee to pre-approve all audit or non-audit services to be provided by the independent auditor. The Chair advises the full Committee of such pre-approvals at its scheduled meetings. Each of these services must receive specific pre-approval unless general pre-approval by the Committee has been provided for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding accounting and auditing matters.

The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ATP specifically incorporates it by reference in such filing.

The report of the Audit Committee is set forth on page 11 of this proxy statement.

Compensation Committee.    The Compensation Committee consists of Messrs. Brisack, Dilly and Swonke. This committee’s responsibilities include:

•	administration and granting of awards under the 2000 Stock Plan;

•	reviewing the compensation of ATP’s President and recommendations of the President as to appropriate compensation for ATP’s other executive officers and key personnel;

•	examining periodically ATP’s general compensation structure; and

•	supervising ATP’s defined contribution and compensation plans.

During 2005, the Compensation Committee held two meetings. The report of the Compensation Committee on Executive Compensation begins on page 16 of this proxy statement.

Director Nominations Process.    The Board operates without a nominations committee because it believes the functions of a nominations committee are adequately addressed by the following process for the nomination of director candidates, which has been adopted by the Board. The independent directors identify qualified candidates to serve as nominees for director. When identifying director nominees, the independent directors may consider, among other factors, the person’s reputation, integrity, and independence from ATP; skills and business, government or other professional acumen, bearing in mind the composition of the Board and the current state of ATP and the industry generally; the number of other public companies for which the person serves as director; and the availability of the person’s time and commitment to ATP. In the case of current directors being considered for re-nomination, the independent directors will also take into account the director’s tenure as a member of the Board, the director’s history of attendance at meetings of the Board and committees thereof and the director’s preparation for and participation in such meetings.

Shareholders seeking to nominate director candidates for inclusion in ATP’s proxy materials may do so by writing the Corporate Secretary of ATP, giving the recommended candidates’ name, biographical data and qualifications; if such recommendations are submitted by shareholders in compliance with ATP’s bylaws and within the time period set forth below under “Shareholder Proposals and Director Nominations.” Subject to consideration of the above criteria, recommendations for director nominees made by a shareholder or group of shareholders owning at least 25% of the then outstanding shares of Common Stock of ATP will be approved by the independent directors for recommendation to the Board.

Following identification of the need to replace a director, add a director or re-elect a director to the Board, and consideration of the above criteria and any shareholder recommendations, the independent directors shall recommend to the Board one or more nominees, as appropriate, for consideration by the full Board. Following such consideration, the Board will submit its recommended nominees to the shareholders for election.

ATP Employee Volvo Challenge Plan Committee.    The ATP Employee Volvo Challenge Plan Committee, which was established by the Board effective December 10, 2004, consists of Mr. Bulmahn, as chairperson, Mr. Dilly and Mr. Wendlandt. The primary duty of this Committee is the administration of the ATP Employee Volvo Challenge Plan.

Shareholder Communications

Shareholders can contact any director or committee of the Board by writing to them c/o Corporate Secretary, ATP Oil & Gas Corporation, 4600 Post Oak Place, Suite 200, Houston, Texas 77027.

Delivery of Documents to Shareholders Sharing an Address

In some cases, only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless ATP has received contrary instructions from one or more of the shareholders. ATP will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future a shareholder may submit a written request to the Corporate Secretary, ATP Oil & Gas Corporation, 4600 Post Oak Place, Suite 200, Houston, Texas 77027, or an oral request by calling the Corporate Secretary at 713-622-3311.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to ATP’s audited financial statements for the fiscal year ending December 31, 2005.

The Audit Committee reviewed and discussed the audited financial statements of ATP for the fiscal year ended December 31, 2005 with ATP’s management and management represented to the Audit Committee that ATP’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Deloitte matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented (Communication with Audit Committees).

The Audit Committee received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, as modified or supplemented (Independence Discussion with Audit Committees), and the Audit Committee reviewed and discussed with Deloitte their independence from ATP.

Based on the Audit Committee’s discussions with management and the independent auditor and the Audit Committee’s review of the representation of management and the report of the independent auditor to the Audit Committee as referenced above, the Audit Committee recommended to the Board that ATP’s audited financial statements be included in ATP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee,

Gerard J. Swonke, Chairman

Robert C. Thomas

Walter Wendlandt

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that ATP specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Code of Business Conduct and Ethics

ATP has adopted a Code of Business Conduct and Ethics that applies to all of ATP’s officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. ATP’s Code of Business Conduct and Ethics covers all areas of professional conduct including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to ATP’s business.

A copy of ATP’s Code of Business Conduct and Ethics is posted on its website at www.atpog.com. In the event of an amendment to, or a waiver from, a provision of ATP’s Code of Business Conduct and Ethics that applies to any of ATP’s executive officers (including the principal executive officer, principal financial officer, principal accounting officer, and controller), or directors, ATP intends to post such information on its website.

Compensation of Directors

Each of our non-employee directors receives an annual retainer of $30,000, based on the calendar year. Any person who becomes a director during a calendar year will be awarded a pro-rata share of the retainer based upon the beginning date of service. On April 4, 2006, a one-time award of 6,300 shares of restricted stock to vest on January 15, 2007 was granted to each person who was a director on January 1, 2006. Beginning with the 2006 Annual Meeting of Shareholders and each annual shareholders meeting thereafter, each director will be awarded $100,000 in shares of restricted stock (with the number of shares to be based on the closing price of the stock on the annual shareholders meeting date), with stock vesting 50% upon the one year anniversary of the award, 25% upon the two year anniversary of the award, and 25% upon the three year anniversary of the award, with immediate vesting upon change of control. When the Board was initially formed, each of our non-employee directors was granted options to purchase 5,000 shares of Common Stock at an exercise price equal to the market value of the stock at the time of the grant for serving as a member of ATP’s Board.

In addition, independent directors are awarded meeting fees. Each independent director receives $2,500 per board meeting attended and is reimbursed for expenses incurred. The Chair of the Audit Committee receives $1,250, and other committee members receive $1,000, per Audit Committee meeting attended. The Chair of the Compensation Committee receives $1,000, and other committee members receive $750, per Compensation Committee meeting attended. The Chair of the ATP Employee Volvo Challenge Plan Committee, Mr. Bulmahn, who is ATP’s President, receives no compensation for his services as Chair. The other members of the ATP Employee Volvo Challenge Plan Committee receive $500 per Committee meeting attended. Directors who are our employees do not receive compensation for their services as directors or members of committees of the Board.

Executive Compensation

The following table sets forth information regarding the compensation of our President and each of our four other most highly compensated executive officers for the years ended December 31, 2005, 2004, and 2003.

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards		All Other Compensation ($)(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(3)	Securities Underlying Options
T. Paul Bulmahn Chairman and President	2005 2004 2003	490,000 490,000 490,000	3,575,000 650,000 0	4,782,700 0 0	0 0 0	8,400 6,500 6,000

Gerald W. Schlief Senior Vice President	2005 2004 2003	327,500 281,667 215,000	1,036,995 234,148 0	832,263 0 0	20,000 0 0	8,400 6,500 6,000

Leland E. Tate Chief Operating Officer	2005 2004 2003	325,000 271,667 215,000	533,563 70,210 0	844,698 0 0	40,000 0 0	8,400 6,500 6,000

Albert L. Reese, Jr. Chief Financial Officer	2005 2004 2003	225,000 187,667 175,188	371,140 91,052 0	558,987 0 0	20,000 0 0	8,400 6,500 5,256

Keith R. Godwin Chief Accounting Officer (2)	2005 2004	202,500 175,833	371,792 46,022	521,719 0	25,000 0	8,100 6,500

(1)	Consists of matching contributions to our 401(k) savings plan.
(2)	Mr. Godwin became an executive officer during 2004.
(3)	The value of the restricted shares granted on December 29, 2005 to each of the above named executive officers, calculated as of the date of grant, is set forth above in the Summary Compensation Table. This grant of restricted shares was approved by the Compensation Committee of the Board of Directors, following recommendations received by an outside consultant, in recognition of the contribution of these officers to ATP’s recent performance. All of these shares will vest in whole or in part in less than three (3) years, pursuant to the following vesting schedule: 50% on the first anniversary of the Effective Date (December 1, 2005), 25% on the second anniversary of the Effective Date, and 25% on the third anniversary of the Effective Date, with immediate vesting upon change of control. Although ATP does not currently pay dividends, if we did so, dividends would be payable on the restricted shares. The shares granted to each officer, and the value of these shares as of ATP’s last completed fiscal year (calculated based on the closing market price on December 30, 2005) are as follows: Mr. Bulmahn—130,000 shares ($4,811,300); Mr. Schlief—22,622 shares ($837,240); Mr. Tate—22,960 shares ($849,750); Mr. Reese—15,194 shares ($562,330); and Mr. Godwin—14,181 shares ($524,839). Each officer owns, in the aggregate, the amount of restricted shares set forth in the preceding sentence.

Stock Options

The following table presents information concerning stock options granted to the named executive officers during the year ended December 31, 2005.

Option Grants in Last Fiscal Year

Name of Officer	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise or Base Price per Share	Expiration Date	Potential Realizable Value @ Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (2)
					5%	10%
Gerald W. Schlief Senior Vice President	20,000	4.5%	$20.49	July 1, 2011	113,220	250,187

Leland E. Tate Chief Operating Officer	40,000	9.0%	$20.49	July 1, 2011	226,440	500,374

Albert L. Reese Chief Financial Officer	20,000	4.5%	$20.49	July 1, 2011	113,220	250,187

Keith R. Godwin Chief Accounting Officer	25,000	5.7%	$20.49	July 1, 2011	141,525	312,734

(1)	The options were granted on May 12, 2005. Under ATP’s 2000 Stock Plan, one fourth of the options vest on each of July 1, 2006, 2007, 2008 and 2009.
(2)	In accordance with the rules of the Securities and Exchange Commission, shown are the potential realizable gains or “option spreads” for the respective options granted. These gains are calculated assuming rates of annual compound stock price appreciation of our common stock equal to 5% and 10% from the date the option was granted over the full option term. The closing stock price on the date of grant was equal to $20.49. These assumed annual compound rates of stock price appreciation are assumptions made in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of ATP’s future common stock prices.

Aggregated Stock Option Exercises and Fiscal Year-End Values

The following table contains information with respect to the value of exercised and unexercised options held by each of the named executive officers as of December 31, 2005:

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gerald W. Schlief	0	0	0	20,000	0	330,400
Leland E. Tate	40,000	1,136,800	149,286	40,000	4,195,324	660,800
Albert L. Reese	0	0	0	20,000	0	330,400
Keith R. Godwin	12,286	286,092	45,000	25,000	1,152,450	413,000

(1)	Based on the closing price on the NASDAQ National Market for Common Stock on December 30, 2005 ($37.01 per share).

Securities Authorized for Issuance under Equity Compensation Plans

The following table includes information regarding our equity compensation plans as of the year ended December 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,016,361	$14.38	2,025,062
Equity compensation plans not approved by security holders	—		—

	1,106,361	$14.38	2,025,062

2000 Stock Plan

ATP’s Board and shareholders adopted the 2000 Stock Plan to provide directors, employees and consultants of ATP and its subsidiaries additional incentive and reward opportunities designed to enhance the profitable growth of our company. The plan provides for the granting of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, options that do not constitute incentive stock options, and restricted stock awards. The plan is administered by the Compensation Committee of the Board. In general, the Compensation Committee is authorized to select the recipients of awards and the terms and conditions of those awards.

The number of shares of Common Stock that may be issued under the plan will not exceed 4,000,000 shares, subject to adjustment to reflect stock dividends, stock splits, recapitalizations and similar changes in our capital structure. Shares of Common Stock attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards. The maximum number of shares of Common Stock that may be subject to awards granted under the plan to any one individual during the term of the plan will not exceed 50% of the aggregate number of shares that may be issued under the plan. The price at which a share of Common Stock may be purchased upon exercise of an option granted under the plan will be determined by the Compensation Committee but (a) in the case of an incentive stock option, such purchase price will not be less than the fair market value of a share of Common Stock on the date such option is granted, and (b) in the case of an option that does not constitute an incentive stock option, such purchase price will not be less than 50% of the fair market value of a share of Common Stock on the date such option is granted.

Shares of Common Stock that are the subject of a restricted stock award under the plan will be subject to restrictions on disposition by the holder of such award and an obligation of such holder to forfeit and surrender the shares under certain circumstances. The restrictions will be determined by the Compensation Committee in its sole discretion, and the Compensation Committee may provide that the restrictions will lapse upon (a) the attainment of one or more performance targets established by the Compensation Committee, (b) the award holder’s continued employment with ATP or continued service as a consultant or director for a specified period of time, (c) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion, or (d) a combination of any of the foregoing.

No awards under the plan may be granted after ten years from the date the plan is adopted by the Board. The plan will remain in effect until all awards granted under the plan have been satisfied or expired. The Board in its discretion may terminate the plan at any time with respect to any shares of Common Stock for which awards have not been granted. The plan may be amended, other than to increase the maximum aggregate number of shares that may be issued under the plan or to change the class of individuals eligible to receive awards under the plan, by the Board without the consent of ATP’s shareholders. No change in any award previously granted under the plan may be made which would impair the rights of the holder of such award without the approval of the holder.

401(k) Savings Plan

Effective March 1, 1997, we adopted a 401(k) savings plan, which covers all of ATP’s U.S. employees. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 401(a) of the Internal Revenue Code.

The assets of the plan are held and the related investments are executed by the plan’s trustee. Participants in the plan have investment alternatives in which to direct their funds and may direct their funds in one or more of these investment alternatives. ATP pays all administrative fees on behalf of the plan. With respect to participants’ contributions made prior to December 31, 2004, the plan provides for discretionary matching by ATP equal to 50% of each participant’s contributions up to 6% of the participant’s compensation. Effective January 1, 2005, the Board approved revisions to the plan, such that ATP’s discretionary match for contributions made thereafter is 100% on the first 3% of compensation contributed, plus 50% on the next 2% of compensation contributed by a participant. In addition, participants will be immediately vested in all ATP matching contributions made after January 1, 2005. ATP contributed $190,253 to the plan for the year ended December 31, 2005, $156,731 to the plan for the year ended December 31, 2004, and $105,922 for the year ended December 31, 2003.

We also have a defined contribution plan for our U.K. employees. We currently contribute 4% to the plan and such contributions are subject to the Pensions Act 1999 (U.K.) and to U.K. rules on taxation. For the years ended December 31, 2005, 2004 and 2003, we contributed approximately $22,800, $20,200 and $21,300, respectively.

All-Employee Bonus Policy

The All-Employee Bonus Policy is a bonus program designed to benefit all employees based upon ATP’s overall performance. The amount available for each employee under this program is based upon a formula that considers employee performance, length of service to ATP and relative base compensation. Each employee is eligible to participate in the program allocations effective the first day of the month following the employee’s date of employment with ATP. There are certain restrictions related to payment of an employee’s allocation from the program within their first year of employment.

Discretionary Employee Bonus Policy

The purpose of the Discretionary Employee Bonus Policy is to compensate employees who demonstrate exemplary performance. It is discretionary in amount, in addition to employee compensation and participation in any other benefits offered to employees, and is open to all employees regardless of tenure, title, or responsibility.

Compensation Committee Interlocks and Insider Participation

None of ATP’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Board or the Compensation Committee. No person who was an officer or employee of ATP or any of its subsidiaries in 2005, or in prior years, served as a member of ATP’s Compensation Committee in 2005.

Executive Compensation Report of the Compensation Committee

The primary goal of the Compensation Committee (the “Committee”) is to establish a compensation program that serves the long-term interests of ATP and its stockholders. Such a program is intended to attract and retain the highest caliber employee talent available, and the value of such talent is expected to manifest itself in superior company performance within the industry. Except as noted below, the levels of compensation of our executive officers are determined in a similar manner to the determination of compensation for all of our employees.

ATP’s compensation program at present consists of three main components: (1) base salary; (2) discretionary bonuses based on overall company performance as well as individual performance as medium term incentives; and (3) discretionary grants of stock options and restricted stock as long term incentives and to align the long term interests of ATP’s employees and the stockholders.

Base Salary.    ATP’s objective in determining base salaries is to offer annual compensation that is competitive in the industry. Adjustments to base salaries are made on an as-needed basis depending on the employee’s performance over time, changes in job scope, competition in the market and ATP’s size.

Bonuses.    ATP’s bonus programs are intended to provide additional compensation opportunities depending on individual and company performance. Bonuses under ATP’s discretionary All-Employee Bonus Policy are determined periodically based on ATP’s performance and financial ability to pay. Allocations to employees are made based on relative salary levels, employee performance and length of service with ATP. ATP’s Discretionary Employee Bonus Policy provides individual employees with discretionary bonuses based on individual performance.

Stock Option Grants.    Long-term incentives are available to all employees in the form of stock option grants under ATP’s 2000 Stock Plan. The options are granted at the market price on the date of the grant, and have value only if the stock price increases above the exercise price, and vesting and exercise of the options occur. Vesting occurs only if the recipients remain employed until the end of the vesting period, during which time they have an incentive to contribute to ATP’s improvement in performance. Individual option grants are based on individual performance and responsibility levels within ATP. Under the 2000 Stock Plan, employees receive options with terms of years and vesting schedules determined by the Committee.

2005 Employee Volvo Challenge.    In December 2004, the Board approved, and ATP announced ambitious company targets, coupled with a unique incentive program applicable to all employees of ATP and its subsidiaries, including executive officers other than Mr. Bulmahn, ATP’s President. On March 31, 2006, ATP achieved the sole remaining target of the ATP Employee Volvo Challenge, which had been extended by one calendar quarter due to delays from Hurricanes Katrina and Rita, and awarded its U.S., U.K, and Netherlands employees a 2006 Volvo S60 and delivery of his or her vehicle in Europe under the Volvo Overseas Delivery Plan (U.S.), with direct delivery to the U.K. and the Netherlands. To achieve the Volvo Challenge, ATP accomplished the following:

•	Recorded an overall company production daily rate of 160 MMcfe/d.

•	Brought to production the U.S. deepwater project at Mississippi Canyon Block 711.

•	Completed five additional Gulf of Mexico projects: West Cameron 432, Matagorda Island 709 A4, High Island 74, Brazos Area 578, and South Marsh Island 166.

•	Brought to production its first project in the Netherlands, Block L-06.

•	Secured approval of the Field Development Plan (“FDP”) and brought to production the U.K. project at Tors in less than nine months from the issuance of the FDP approval.

•	Acquired interests in 34 Gulf of Mexico properties.

•	Replaced 2005 production with proved reserves by 1,367%.

The ATP Employee Volvo Challenge Plan is administered by the ATP Employee Volvo Challenge Plan Committee of the Board.

Employment Agreements.    On December 29, 2005, ATP entered into employment contracts (the “Employment Agreements”) with the above named executive officers of the Company (the “Named Executives”), among others. Except as provided below with respect to ATP’s President, the following terms of the Employment Agreements are the same for each of the Named Executives. Each Named Executive’s remuneration is agreed to be his current base salary at the time of entering into the Employment Agreement, with an opportunity to participate in ATP’s bonus and stock-based compensation plans. The Employment Agreements expire on November 30, 2008, unless sooner terminated by either the Named Executive or ATP, and further provide for automatic extensions of additional one-year periods. Termination of employment of each Named Executive may occur at any point with or without Cause (as defined in the Employment Agreements). Upon termination of employment for any reason, the Named Executive will be entitled to receive salary through the Date of Termination (as defined in the Employment Agreements), plus accrued but unpaid vacation and any other payments or benefits to be provided to the Named Executive pursuant to any employee benefit plans or arrangements adopted by ATP, to the extent such payments and benefits are earned and vested as of the Termination Date. Should termination of employment occur due to death or disability, then such Named Executive will receive all of the above compensation, plus a pro rata bonus payment determined in accordance with the Employment Agreement, and immediate vesting in outstanding Restricted Stock awarded in conjunction with the Employment Agreement.

Should termination of employment occur without Cause (as defined in the Employment Agreement) or by Employee for Good Reason (as defined in the Employment Agreement), each affected Named Officer will be entitled to salary through the end of the term of the Employment Agreement, plus a pro rata bonus payment determined in accordance with the Employment Agreement, immediate vesting in outstanding Restricted Stock awarded in conjunction with the Employment Agreement and one year of continued medical, dental, life and disability benefits for the Named Executive, spouse and eligible dependents, at the same cost and under the same terms as active employees. Should termination of employment occur at or during the twelve months subsequent to a change in control (as defined in the Employment Agreement), then each affected Named Executive will be entitled to 1.5 times the Named Executive’s salary, plus a pro rata bonus payment determined in accordance with the Employment Agreement, immediate vesting in outstanding Restricted Stock awarded in conjunction with the Employment Agreement and one year of continued medical, dental, life and disability benefits for the Named Executive, spouse and eligible dependents at the same cost and under the same terms as active employees. Further, the Named Executive would be compensated for adverse tax consequences under section 4999 of the Internal Revenue Code of 1986 for the payments made under the Employment Agreement, including but not limited to excise taxes, penalties, fines and interest.

The Employment Agreement with Mr. Bulmahn provides for terms similar to those described above, except that in the event of a change in control, Mr. Bulmahn will receive 2.99 times his salary, plus a pro rata incentive compensation payment determined in accordance with the Employment Agreement, immediate vesting in outstanding Restricted Stock awarded in conjunction with the Employment Agreement, and three years of continued medical, dental, life, and disability benefits for himself, his spouse, and eligible dependents at the same cost and under the same terms as active employees

The Committee periodically reviews ATP’s compensation plan to make sure that the overall plan meets the above goals and is of the opinion that at this time such goals are being met. The Committee also believes that the growth of ATP requires continued development of the comprehensive employment philosophy that will assure retention and facilitate attraction of capable executives in the future. To that end, the Committee has identified the need for such a philosophy to address compensation domestically and internationally, as well as the unique features of ATP that have made it successful in the past, and will assure its continued success in the future, at retaining the most qualified personnel.

Chief Executive Officer Compensation

The base compensation for our chief executive officer, Mr. Bulmahn, is determined by the Compensation Committee, and approved by the Board of Directors, with the same criteria as that used to determine compensation for our other executive officers. As the principal administrator of the employee bonus plans in which all ATP employees are eligible to participate, Mr. Bulmahn, does not participate in those bonus plans. Instead, his bonus compensation, which is performance based, also is recommended by the Compensation Committee of the Board of Directors, and approved by the Board of Directors.

For the year ended December 31, 2005, Mr. Bulmahn’s annual compensation was based on recommendations received from an outside consultant and was comprised of:

Base Salary.    Mr. Bulmahn’s annual base salary of $490,000 has remained constant since calendar year 2003.

Long Term Incentive Compensation.    Mr. Bulmahn was awarded 130,000 shares of restricted stock under the 2000 Stock Plan, which are subject to vesting as described above in the Summary Compensation Table.

Bonus.    Mr. Bulmahn was awarded a bonus of $3,575,000 in recognition of ATP’s performance in 2005 and Mr. Bulmahn’s impact on that performance. Pursuant to Mr. Bulmahn’s Employment Agreement, for subsequent years, the Compensation Committee will establish performance targets for Mr. Bulmahn’s bonus compensation for each fiscal year, which will be approved by the Board and communicated to Mr. Bulmahn. Mr. Bulmahn’s target bonus opportunity is 65% of his annual base salary.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to a public company for compensation paid to its chief executive officer or four other most highly compensated executive officers if the compensation of any such officers exceeds $1.0 million in a particular year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. A portion of ATP’s compensation is performance-based. The Compensation Committee has structured portions of the performance-based compensation in a manner that excludes such compensation from the deduction limit. The Compensation Committee has not intended and does not currently intend to award compensation to any executive officer that would exceed the deduction limit of Section 162(m), but no assurance can be given that such limit will not be exceeded. In connection with its policies relating to executive compensation, the Compensation Committee considered the implications of Section 162(m) along with the various other factors described elsewhere in this report in making its executive compensation determinations in 2005.

The Compensation Committee,

Chris A. Brisack, Chairman

Gerard J. Swonke

Arthur H. Dilly

Compliance with Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires ATP’s executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership of the Common Stock with the SEC and to furnish ATP with copies of all Section 16(a) forms they file.

Based on ATP’s review of the Section 16(a) filings that have been received by ATP, no late reports were identified.

Shareholder Return Performance Presentation

The information set forth in the graph and table below compares the value of ATP’s Common Stock to the NASDAQ Market Index and to a “Peer Group Index”, which is comprised of the following 8 independent oil and gas exploration and production companies with operations and assets focused in the Gulf of Mexico region: Energy Partners, Ltd., Houston Exploration Company, Newfield Exploration Company, Noble Energy Inc., Pogo Producing Company, Remington Oil and Gas Corporation, Stone Energy Corporation and Callon Petroleum Company. Comparison to the Hemscott Group Index prepared by Hemscott Inc., which has been used in previous years, is also shown. This index included a broad group of 169 companies, such as FastFunds Financial Corporation, Rocketinfo Inc., and CNOOC Ltd. ADS, etc., some of which are not energy companies and many of which do not have similar operations, assets or focus as ATP. Thus, ATP believes the Peer Group Index better reflects ATP’s competitors and companies to which analysts would compare ATP’s performance.

Each of the total cumulative returns presented assumes a $100 investment beginning February 6, 2001, the date ATP commenced trading, and ending December 31, 2005. The performance of the indices is shown on a total return (dividend reinvestment) basis; however, we paid no dividends on our Common Stock during the period shown. The graph lines merely connect the beginning and end of the measuring periods and do not reflect fluctuations between those dates.

Total Return Analysis	2/06/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
ATP Oil & Gas Corporation	$100.00	$21.29	$29.07	$44.86	$132.70	$264.36
Hemscott Group Index	$100.00	$93.36	$97.76	$152.48	$204.86	$317.98
Peer Group Index	$100.00	$83.81	$88.97	$110.85	$142.76	$180.04
NASDAQ Market Index	$100.00	$71.33	$49.76	$74.81	$81.10	$82.88

Shareholder Proposals and Director Nominations

Shareholders may propose matters to be presented at future shareholders’ meetings and may also nominate persons for election as Directors. Formal procedures exist for such proposals and nominations.

Any shareholder desiring to present a proposal for inclusion in ATP’s proxy materials for the annual meeting of shareholders to be held in 2007 (the “2007 Annual Meeting”) must present the proposal to the Secretary of ATP not later than January 1, 2007. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, will be included in ATP’s proxy materials for the 2007 Annual Meeting.

If a shareholder desires to nominate a director or bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, such proposal must be made in compliance with ATP’s bylaws.

ATP’s bylaws provide generally that such nomination or proposal must be delivered in writing to the Corporate Secretary of ATP at least 90 but no more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders, in order to be considered timely, subject to compliance with any other applicable provisions of ATP’s bylaws. Therefore, shareholders who wish to nominate directors or to bring business before the 2007 Annual Meeting of Shareholders outside of the process of Rule 14a-8 as described above must notify ATP no later than March 16, 2007. The chairman of the meeting may determine that any proposal for which ATP did not receive timely notice shall not be considered at the meeting. If in the discretion of such chairman any such proposal is to be considered at the meeting, the persons designated in ATP’s proxy materials shall be granted discretionary authority with respect to the untimely stockholder proposal.

Other Matters

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

ISABEL M. PLUME

Corporate Secretary

May 1, 2006

ANNUAL MEETING OF SHAREHOLDERS OF

ATP Oil & Gas Corporation

June 14, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■

	PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1a. To elect three Directors to serve until the 2009 Annual Meeting of Shareholders. 1b. To elect one Director to serve until the 2008 Annual Meeting of Shareholders. 1c. To elect one Director to serve until the 2007 Annual Meeting of Shareholders.				2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		NOMINEES:

☐	FOR ALL NOMINEES	m Arthur H. Dilly m Robert C. Thomas m Burt A. Adams m George R. Edwards m Robert J. Karow	to serve until 2009 to serve until 2009 to serve until 2009 to serve until 2008 to serve until 2007	3.	To transact such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■				■

ATP Oil & Gas Corporation

Notice of Annual Meeting of Shareholders

To Be held June 14, 2006

You are cordially invited to attend the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of ATP Oil & Gas Corporation, a Texas corporation (the “Company”), which will be held on June 14, 2006 at 10:30 a.m., Central Time, at the offices of ATP Oil & Gas Corporation, 4600 Post Oak Place, Suite 203, Houston, Texas 77027.

Whether or not you plan to attend the Annual Meeting, we ask that you sign and return the enclosed proxy as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting, you may withdraw any previously given proxy and vote your shares in person.

(Continued and to be signed on the reverse side)